UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30 2012

Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	000-04689	41-0907434
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota		55416
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

Randall J. Hogan, Chairman and Chief Executive Officer of Pentair, Inc. (the “Company”), has entered into a prearranged stock trading plan to exercise stock options and effect a same day sale of the underlying shares of Company stock. The stock trading plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. The general purpose of the plan is to exercise stock options that will expire on January 2, 2013.

Rule 10b5-1 plans permit directors and officers who are not in possession of material, non-public information to establish prearranged plans to buy or sell company stock. Once the plan is in place, the executive may not retain or exercise any discretion over trading under the plan, although the executive may later amend or terminate the plan. The broker administering the plan is authorized to trade company shares in volumes and at times determined independently by the broker, subject to limitations set forth in the plan.

The plan expires December 31, 2012 and provides for the sale of approximately 4 percent of Mr. Hogan’s current aggregate holdings of Company stock and of stock options. The transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities Exchange Commission. The Form 4 filings will also be posted on Pentair’s investor relations Web site.

The plan was adopted during an authorized trading period at a time when Mr. Hogan was not in possession of material, non-public information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 4, 2012.

PENTAIR, INC. Registrant

By /s/ Angela D. Lageson
Angela D. Lageson
Senior Vice President, General Counsel and Secretary